EXHIBIT 12

                           HARTFORD LIFE INSURANCE CO.

         COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES AND EARNINGS
             TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS



                                                                            FOR THE YEARS ENDED DECEMBER 31,
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(IN MILLIONS) (UNAUDITED)                                    2005           2004           2003          2002         2001
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
   EARNINGS                                                $ 1,116        $ 1,012        $   794       $   428      $   696
ADD:
FIXED CHARGES
   Interest expense                                             --             --             --            --           --
   Interest factor attributable to rentals                       5              6              6             7            6
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TOTAL FIXED CHARGES                                              5              6              6             7            6
   Interest credited to contractholders                      1,620          1,658          1,055           974          939
===========================================================================================================================
TOTAL FIXED CHARGES INCLUDING INTEREST CREDITED TO
CONTRACTHOLDERS                                              1,625          1,664          1,061           981          945
===========================================================================================================================
EARNINGS, AS DEFINED                                         1,121          1,018            800           435          702
===========================================================================================================================
EARNINGS, AS DEFINED, INCLUDING INTEREST CREDITED TO
CONTRACTHOLDERS                                              2,741          2,676          1,855         1,409        1,641
===========================================================================================================================
FIXED CHARGES
   Fixed charges above                                           5              6              6             7            6
   Dividends on subsidiary preferred stock                      --             --             --            --           --
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TOTAL FIXED CHARGES AND PREFERRED DIVIDEND REQUIREMENTS          5              6              6             7            6
===========================================================================================================================
TOTAL FIXED CHARGES, INTEREST CREDITED TO
CONTRACTHOLDERS  AND PREFERRED DIVIDEND REQUIREMENTS         1,625          1,664          1,061           981          945
===========================================================================================================================
RATIOS
   Earnings, as defined, to total fixed charges              224.2         169.7          133.3          62.1        117.0
===========================================================================================================================
   Earnings, as defined, to total fixed charges and
     preferred dividend requirements                         224.2          169.7          133.3          62.1        117.0
===========================================================================================================================
   Earnings, as defined, including interest credited to
     contractholders, to total fixed charges including
     interest credited to contractholders                      1.7            1.6            1.7           1.4          1.7
===========================================================================================================================
   Earnings, as defined, including interest credited to
     contractholders, to total fixed charges including
     interest credited to contractholders and preferred
     dividend requirements                                     1.7            1.6            1.7           1.4          1.7
===========================================================================================================================